$125
gjw

FILED # C27869-99

NOV 09 1999

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

CHEMGRAPHICS, INC.

The undersigned incorporator, being a natural person, 18 years of age or older, in order to form a corporate entity under the Laws of the State of Nevada, NRS 78, hereby adopts the following Articles of Incorporation:

ARTICLE I

The name of the corporation is ChemGraphics, inc..

ARTICLE II

The registered office is located at 4520 N. Cimarron Road, Las Vegas, Nevada 89129, and the registered agent is Donald Laws.

ARTICLE III

The corporation is organized for the purpose of engaging in every lawful activity.

ARTICLE IV

The total authorized capital stock of the corporation is 10,000,000 shares of common stock, having a par value of $.001 per share. The stock being non-assessable. Holders of the stock shall be entitled to vote at all corporate elections and may cast one vote for each share held.

No holder of shares of stock of the corporation shall be entitled to subscribe for or purchase any part of a new or additional issue stock of any class.

ARTICLE V

The members of the governing board of this corporation are called Directors, there is one director, his name and address is:

Donald Laws
4520 N. Cimarron Road
Las Vegas, Nevada 89129

The number of the members of the Board of Djirectors may from time to time be increased, but never less than one nor more than ten.

ARTICLE VI

The existence of this corporation is perpetual.

IN WITNESS WHEREOF, the Incorporator has executed these Articles of Incorporation, this 8th day of November, 1999.

Donald Laws

On this 8th day of November, 1999, personally appeared before me, a Notary Public, Donald Laws, known to me as Incorporator, who subscribed his name as Incorporator.

Notary Public

NOTARY PUBLIC
STATE OF NEVADA
County of Clark
VICKI L. ROBINSON
No: 97-1555-1
My Appointment Expires April 16, 2001

I Donald Laws, hereby accept appointment as Resident Agent for the above named corporation.

Date 11/8/99

Donald Laws

RECEIVED
NOV 0 9 1999
Secretary of State

FROM : FAX NO. : Jun. 02 1999 11:47PM P1

11/19/1999 12:34 6123346585 LAW OFFICES PAGE 01

FYCO-30608 (#75.-)

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

NOV 22 1999

No. C27869-99

Dean Heller
DEAN HELLER, SECRETARY OF STATE

ARTICLES OF AMENDMENT

OF

CHEMGRAPHICS, INC.

The undersigned corporation hereby adopt the following Articles of Amendment, which replace the following Articles:

ARTICLE I

The name of the corporation is Flagship International Holding, Ltd.

ARTICLE IV

The total authorized capital stock of the corporation is 20,000,000 shares of common stock, having a par value of $.001 per share. The stock being non-assessable. Holders of the stock shall be entitled to vote at all corporate elections and may cast one vote for each share held.

No holders of stock of the corporation shall be entitled to subscribe for or purchase any part of a new or additional issue of stock of any class.

IN WITNESS WHEREOF, this amendment to the Articles of Incorporation is executed this 19th day of November, 1999.

Douglas Grobe Sec & Pres.
Douglas Grobe

The amendment was adopted by the shareholders, on the 15th day of November, 1999.

Douglas Grobe Sec & Pres
Douglas Grobe

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

FILE NUMBER C27869-97

FLAGSHIP INTERNATIONAL HOLDING, LTD

A NEVADA CORPORATION

FOR THE FILING PERIOD 2001 TO 2002

Don B. Laws
4520 N. Cimarron Rd
LV NV 89129

IF AGENT INFORMATION HAS CHANGED, PLEASE SEE ATTACHED INSTRUCTIONS ON HOW TO OBTAIN THE APPROPRIATE FORM.

01-02 $ 125
02-03 125
Rein 200
Exp 100
$570

FILED # ______

DEC 18 2002

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

LATE PENALTY

NAME	TITLE
DOUGLAS K. GROBE	PRESIDENT
10513 MOUNT CURVE ROAD, EDEN PRAIRIE, MN. 55347	
DOUGLAS K. GROBE	SECRETARY
10513 MOUNT CURVE ROAD, EDEN PRAIRIE, MN. 55347	
DOUGLAS K. GROBE	TREASURER
10513 MOUNT CURVE ROAD, EDEN PRAIRIE, MN 55347	
DOUGLAS K. GROBE	DIRECTOR
10513 MOUNT CURVE ROAD, EDEN PRAIRIE, MN. 55347	
	DIRECTOR
	DIRECTOR

X Signature of Officer: Douglas K. Grobe

Title

Date 12-18-02

NLR570

($150)

PLEASE EXPEDITE

FILED # C27869-99

APR 2 3 2003

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

ARTICLES OF AMENDMENT

OF

FLAGSHIP INTERNATIONAL HOLDING, LTD.

The undersigned corporation hereby adopts the following Articles of Amendment, which replace the following Articles:

ARTICLE I

The name of the corporation is Environmental Impact Corporation.

ARTICLE IV

The total authorized capital stock of the corporation is 50,000,000 shares of common stock, having a par value of $.001 per share. The stock being non-assessable. Holders of the stock shall be entitled to vote at all corporate elections and may cast one vote for each share held.

IN WITNESS WHEREOF, this amendment to the Articles of Incorporation is executed this 22nd day of April, 2003.

Douglas R. Grobe

The amendment was adopted by the shareholder, on the 22nd day of April, 2003.

Douglas R. Grobe

STATE OF NEVADA
SECRETARY OF STATE

FILED # C27869-99

DEC 18 2002

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF REINSTATEMENT

I, **DEAN HELLER,** the duly elected Secretary of State of the State of Nevada, do hereby certify that **FLAGSHIP INTERNATIONAL HOLDING, LTD.** a limited liability company formed under the laws of the State of **NEVADA** having paid all filing fees, licenses, penalties and costs, in accordance with the provisions of Title 7 of the Nevada Revised Statutes as amended, for the years and in the amounts as follows:

2001-2002	List of managers/members + penalty	$135.00
2002-2003	List of managers/members + penalty	$135.00
Reinstatement		$200.00
total		$470.00

and otherwise complied with the provisions of said section, the said limited liability company has been reinstated, and that by virtue of such reinstatement it is authorized to transact its business in the same manner as if the aforesaid filing fees, licenses, penalties and costs had been paid when due.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, on **December 18, 2002.**

DEAN HELLER
Secretary of State

By:

Certification Clerk

**SPECIAL MEETING OF
THE SHAREHOLDERS OF
FLAGSHIP INTERNATIONAL HOLDING, LTD.**

A special meeting of the shareholders of Flagship International Holding, Ltd. was held on April 22, 2003, by the sole director. The corporation has presently 7,163,494 shares outstanding. Present at the meeting, in person and by proxy, are 3,716,500 shares, representing 52% of the total outstanding shares of the corporation.

The purposes of the meeting are to change the name of the corporation, and to authorize additional shares.

Upon motion made and unanimously approved by the director present the following resolutions were adopted.

RESOLVED, that the name of the corporation shall be changed to Environmental Impact Corporation.

RESOLVED, that the corporation shall increase its authorized shares of common stock to 50,000,000 common shares.

There being no further business to come before the meeting, the meeting was adjourned.

Douglas Grobe
Douglas Grobe, Chairman

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Filed in the office of	Document Number 20060223500-10
Dean Heller Secretary of State State of Nevada	Filing Date and Time 04/07/2006 1:30 PM
	Entity Number C27869-1999

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Environmental Impact Corp.

2. The articles have been amended as follows (provide article numbers, if available):
Article 1 The name of the corporation is Vida Life International Ltd.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): A.K. Grobe

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.